UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016 (the “Grant Date”), Iconix Brand Group, Inc. (the “Company”) approved a new plan for long-term incentive compensation (the “2016 LTIP”) and granted equity awards in the aggregate amount of 796,803 shares based on the closing price of $8.05 per share on March 31, 2016 to certain employees, including its named executive officers. With respect to each grantee, other than John Haugh, the Company’s Director, President and Chief Executive Officer, 33% of the award was in the form of restricted stock units (RSUs) and 67% of such award was in the form of target level performance stock units (PSUs). With respect to John Haugh, the RSUs are calculated based on a Grant Date value of $500,000, as previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 24, 2016 and such RSUs were priced on the Grant Date. Additionally, Mr. Haugh received PSUs which were previously disclosed in same filing in the share amount set forth below. The total PSUs listed below for issuance under the 2016 LTIP assumes shares for PSUs are paid out at “Target” level. The share amounts granted to the Company’s named executive officers on the Grant Date (other than Mr. Haugh’s PSUs, which were awarded on February 23, 2016, as discussed above) are as follows:

Name	Target PSUs	RSUs
John Haugh	196,850	62,112
David Jones	67,083	33,041
David Blumberg	64,919	31,975
Jason Schaefer	54,099	26,646

Summary of Material Terms of the PSUs and RSUs

The RSUs for each of our named executive officers, other than Mr. Haugh, vest one third annually on each of March 31, 2017, 2018 and 2019. Mr. Haugh’s RSUs vest one third annually on each of February 22, 2017, 2018 and 2019.

As indicated above, the PSUs listed above represent the Target award share amount. The actual number of stock units that may be earned range from 0%-200% of the number of Target PSUs listed above. The PSUs vest based on performance metrics approved by the Compensation Committee, which, for the performance period commencing January 1, 2016 and ending on

December 31, 2018, are based on the Company’s achievement of adjusted operating income performance targets to be set forth in the applicable award agreements, and continued employment through the date the Compensation Committee’s certification of the Company’s achievement of such performance targets.

To the extent that there are not enough shares of common stock to be issued under the Company’s 2009 Amended and Restated Equity Incentive Plan, as amended, or a new stockholder approved equity incentive plan to satisfy the obligations under the 2016 LTIP, the grantee shall be entitled to cash in an amount equal to any shortfall for such shares based on the closing price of the common stock on the date of vesting.

Additionally, if the Company’s three-year cumulative total shareholder return during the performance period is within the bottom quartile of its competitive group using the compensation peer group most recently approved by the Compensation Committee, the maximum number of shares that can be earned is 100% of Target.

On a change in control within the first 18 months of the performance period, the PSUs will convert into time-based vested RSUs at the Target performance level. On a change in control occurring within the second 18 months of the performance period, the outstanding PSUs will convert to time based RSUs based on the cumulative actual operating income performance versus the original Target performance, and prorated for the number of completed months as of the date of such change of control. Time-vested RSUs shall accelerate in the event of an involuntary termination without cause within 18 months following a change of control. If the awards are not assumed or substituted, the shares vest immediately, using the same determination of performance as described in the section regarding change of control in the second 18 months of the performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: Executive Vice President and General Counsel

Date: April 6, 2016